Exhibit 99.5
24 February 2010
Dear [ • ]
YOUR OPTIONS OVER ORDINARY SHARES IN EXECUTION HOLDINGS LIMITED (the Company)
I am writing to you as a holder of options that, in certain circumstances, entitle you to acquire ordinary shares in the Company (EHL shares). Your options will either be qualifying EMI options that benefit from favourable tax treatment if the relevant statutory conditions are met (EMI options) or options that will not qualify for such tax treatment (unapproved options).
The offer document sent out today to shareholders sets out the terms of the proposed acquisition of the entire issued share capital of the Company by Espirito Santo Investment Holdings Limited (ESIHL). The proposed acquisition will impact upon your options. The purpose of this letter is therefore to explain how your options are affected and to explain what you need to do next.
Please note that this letter is intended to provide a summary of the current position. Neither the Company nor any of its directors can tell you what you should do and therefore if you have any doubt as to what steps you should take, you should consult your own professional adviser. However, if you take no action your options are likely to lapse in the near future.
The terms of the acquisition
Under the terms of the acquisition, ESIHL is offering to acquire all of the issued shares in the Company for a combination of a cash payment of £1.59 and one new ESIHL share for each EHL share, with a Mix and Match Facility allowing each shareholder in the Company to elect to vary the proportions in which they receive cash and new ESIHL shares. Deferred cash consideration may also become due post completion of the acquisition.
The detailed terms of the acquisition (including the circumstances in which the deferred consideration will become due) are set out in the offer document, a copy of which is enclosed together with a Form of Acceptance.
Irrevocable undertakings to accept the offer have been given by the holders of not less than 70 per cent of the issued shares in the capital of the Company, and therefore all other shareholders can be compelled to sell their shares. Any dissenting shareholder’s shares will automatically be transferred to ESIHL pursuant to the “drag along” notice attached to the offer document. This will also include any shares that you hold following the exercise of your options.
Impact of the acquisition on your options
Your existing EMI options and unapproved options over EHL shares will immediately vest and become exercisable in full on the date on which completion occurs under the offer document 1.

[1]	For the purposes of this letter, references to EMI options and unapproved options shall not include performance related options. Holders of such options will receive a separate letter in respect of these options.

YOUR CHOICES
You therefore have two choices in respect of your options (regardless of whether these are EMI or unapproved options):
•	exercise your options in full and sell the resulting EHL shares to ESIHL on the terms set out in the offer document; or

•	do nothing.
If you choose to exercise your options, you will become a shareholder in the Company for only a very short period of time. This is because the EHL shares you will acquire will be transferred to ESIHL as part of the acquisition. By signing the Form of Acceptance enclosed with the offer document you will be agreeing to consent to transfer your EHL shares. However, as stated above, even if you do not consent to the transfer, the transfer will take place automatically in accordance with the “drag along” provisions described in the offer document.
If you do nothing, your options will lapse 21 days after completion occurs under the offer document.
I deal with the tax implications for each choice in the schedule to this letter.
WHAT HAPPENS NEXT?
Once you have made your decision regarding your options, please follow the exercise process set out below.

Choice 1:	Exercise your EMI and/or unapproved options in full and sell the resulting EHL shares to ESIHL
EMI options
If you wish to exercise your EMI options and sell the resulting shares to ESIHL, then please complete the attached EMI option exercise notice.
Please refer to the schedule for the tax implications of exercising your EMI options (and to the offer document for tax information in relation to the sale of your shares). You will need to account to the Company for the total exercise price payable in respect of your options. Please also note the additional provisions applicable to both EMI options and unapproved options below.
Unapproved options
If you wish to exercise your unapproved options and sell the resulting shares to ESIHL, then please complete the attached unapproved option exercise notice.
Please refer to the schedule for the tax implications of exercising your unapproved options. You will need to account to the Company for the aggregate of the total exercise price and the tax payable. The Company will inform you of your tax liability in this regard.
Both EMI and unapproved options
It is a term of all options granted by the Company that the option holder enters into income tax elections under ITEPA 2003. There are different forms of income tax elections for EMI options and unapproved options.

Please note that, under the rules applicable to your options, any exercise notice received by the Company will be ineffective if the sale of the Company does not proceed. The Company will notify you separately if this is the case.
Please also note that by signing the attached exercise notice(s) you are appointing the Company (and/or any officer appointed by the Company) to act as attorney on your behalf in order to sign all documents necessary to implement the exercise and subsequent sale of your EHL shares to ESIHL (as more particularly described in the notice).
Pursuant to the terms of the exercise notice, if you do exercise, EHL shares will be issued and allotted to you immediately prior to the change of control of the Company and you will then be required to sell the EHL shares to ESIHL on the same terms as the other holders of EHL shares (as described above).
In addition to the exercise notice(s), if you wish to exercise your options, as well as the completed option exercise notice(s), you must make the appropriate payment to the Company. In order to facilitate payment the Company is making two methods for payment available to you (as to the extent these arrangements extend beyond the terms of your options, you agree to have such terms amended as set out in the exercise notice(s)). There are two ways of doing this specified in the exercise notices:
1.	Post a cheque made payable to the Company for the aggregate amount of the exercise price and any tax payable. Your cheque will be also be held conditional on the sale proceeding. Any cheque must have cleared prior to the Completion Date, as defined in the offer document [2].

2.	If the minimum amount of cash that you will receive under the Offer exceeds the amount of the exercise price and any tax payable upon the exercise of your option, you may undertake to pay the exercise price and any tax payable to the Company out of the net proceeds received from ESIHL for your shares under the cash element of the offer. You will therefore receive your consideration net of the exercise price (and in relation to unapproved options net of income tax and employee national insurance contributions arising on the exercise).

If the amount of the exercise price and any tax payable upon the exercise of your option exceeds the minimum amount of cash you will receive under the Offer, then the Company may still exercise its discretion to permit you to choose this option for exercise, provided that the balance of any amount payable in respect of the exercise price and any tax payable must be paid by cheque. Any cheque must have cleared prior to the Completion Date, as defined in the offer document.
Please also indicate your acceptance to the transfer of your EHL shares to ESIHL by signing the Form of Acceptance. If you wish to make an election under the Mix and Match Facility, you should also complete Box 2A or 2B of the Form of Acceptance.
Please complete all notices and forms relevant to you and return them to me by no later than Friday 19 March 2010.
In summary, the attached notices and forms are as follows:
i.	EMI exercise notice

[2]	Please note the Company will not account for any interest on the cleared funds.

ii.	Unapproved option exercise notice

iii.	Income Tax election for EMI options

iv.	Income Tax election for unapproved options

v.	Form of Acceptance
Choice 2: do nothing
Please indicate on the applicable exercise form(s) that you do not wish to exercise your options.
If you choose this option, or if you do not respond to this letter, your options will lapse 21 days after completion occurs under the offer document.
FURTHER ACTION
If you do wish to exercise then please complete the attached option exercise form(s) (ensure it is witnessed by someone over the age of 18 other than a spouse, partner or family member) and return it to me together with, if you decide to pay by cheque, payment in full for the aggregate exercise price of the option shares and any tax payable and the ancillary documents.
If you have any questions about this letter or the enclosed forms, you should call Nicola Reason on +44 (0)20 7456 1678.
I look forward to hearing from you.
Yours sincerely

SCHEDULE
TAX IMPLICATIONS
The information in this schedule is written as a general guide for UK tax residents for the tax year 2009/2010 and is not intended to provide legal advice. You should not rely on any of the information contained in this document as if it were legal advice. If you are in any doubt as to your tax position or if you require more detailed information than that outlined below you should consult an appropriate professional adviser immediately.

Choice 1:	Exercise your EMI and/or unapproved options in full and sell the resulting EHL shares to ESIHL
Tax treatment of exercise
EMI options
On the exercise of an EMI option which has retained its EMI qualifying status, no income tax or capital gains tax will become payable, provided that the option exercise price at the date of the grant of the EMI option was at least equal to the then market value of an EHL share.
All EMI options have been granted at market value (as agreed with HMRC from time to time).
Unapproved options
When you exercise an unapproved option and the market value (on the date of exercise) of the EHL shares that you acquire is more than the price that you are required to pay to acquire those EHL shares, then you will be liable to income tax and employee national insurance contributions on the difference between the two. These income tax and employee national insurance liabilities will be collected through the PAYE system.
Please note that the calculation of this income tax and employee national insurance liability is unaffected by the consideration you receive for the EHL shares, and in particular no account is taken of the fact that part of the consideration will comprise ESIHL shares.
Tax treatment of the sale of the EHL shares
Please see the offer document for a more detailed description of the tax consequences of the sale.
In relation to the capital gains tax payable on the sale of your EHL shares (and any ESIHL shares you acquire as consideration for your EHL shares), please note the following:
•	the base cost for CGT purposes of the shares acquired under the EMI options will be the exercise price paid on the options; and

•	the base cost of the EHL shares you acquired on the exercise of the unapproved options will be the market value of the shares at the date of exercise, which, in effect, will be the offer price per share payable by ESIHL.

Choice 2:	Do nothing
There will be no tax repercussions should you choose not to exercise your options. The options will simply lapse in accordance with their terms.

EMI Option Exercise and Sale Notice
(Use this form if you wish to exercise your EMI options and sell your shares to ESIHL3)
To:
The Directors of Execution Holdings Limited (the “Company”); and
The Directors of ESIHL Group Holdings Limited (“ESIHL”)
                     2010
Dear Sirs
Exercise of EMI option
1.	In accordance with the provisions of clause 6 of the Option Agreement dated (the Option Agreement), I hereby give notice of exercise of the Option in respect of Option Shares and agree to sell my Option Shares to ESIHL on the terms that I have indicated in the Form of Acceptance. The aggregate Option Price for the Option Shares is £ I (tick as appropriate):
(a)	enclose a cheque made payable to “Execution Holdings Limited” for such amount. (For the avoidance of doubt terms defined in the Option Agreement shall have the same meaning when used herein); ☐
(b)	hereby undertake to make a payment to the Company for such amount as soon as practicable upon the Company’s request and agree that such my undertaking shall be deemed to satisfy the exercise requirements, in respect of payment of the option price, for the purposes of clause 6 the Option Agreement. ☐
2.	I hereby agree that exercise of my Option will take effect immediately prior to completion of the sale of the Company to ESIHL and, if necessary, clause 6 of the Option Agreement shall be deemed to be amended accordingly.
3.	I acknowledge that if the sale of the Company does not complete, this notice of exercise will have no effect.
4.	By signing this Exercise Notice I irrevocably:
(a)	acknowledge that if my Option has lapsed or lapses before exercise takes effect, completion of this Exercise Notice will be of no effect in respect of such lapsed Option;
(b)	agree to indemnify and keep indemnified the Company, ESIHL (and, where relevant, my employing company in the group if different) for any tax, social security

[3]	Note: If you wish to exercise your option but are not prepared to agree to the sale of your EHL shares, please contact Nicola Reason who will provide you with an alternative form of exercise. Please note that it is intended that dissenting shareholders’ shares will be acquired in any event under the ‘drag’ provisions in the company’s articles and it is therefore likely that your shares will be acquired in any event.

contributions and similar liabilities in any jurisdiction due by virtue of or in connection with my Option (whether pursuant to its exercise or otherwise);

(c)	authorise and appoint the Company or any person nominated by the Company as my attorney (the Attorney) with authority in my name and on my behalf to sign and execute any and all agreements, instruments, deeds or other papers and documents and do all things in my name as the Attorney may in its absolute discretion consider necessary or desirable in order to give effect to my elections and authorities in paragraphs 1 and 2 above and to facilitate the exercise of my Option and the sale of the resulting Option Shares in accordance with the terms set out in this Exercise notice, the Form of Acceptance and the offer document relating to the proposed sale of the Company to ESIHL AND I hereby undertake to ratify everything which the Attorney shall do or purport to do by virtue of this power of attorney and declare that this power of attorney having been given by me to the Attorney to secure my undertakings to it in connection with the Option and this Exercise Notice, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.
5.	I enclose the Income Tax election for EMI options (please tick box). ☐
6.	I do not wish to exercise my Option and acknowledge that, if the sale of the Company completes, my Option will lapse 21 days after such completion (please tick the box below if this applies). ☐
IN WITNESS whereof this instrument has been executed as a DEED on the date first mentioned above.
SIGNED and DELIVERED as a Deed by:

Optionholder’s Name:

Optionholder’s Signature:

Optionholder’s Address:

in the presence of:-

Witness’ signature:

Witness’ name:

Witness’ address:

Please note that your signature must be witnessed by someone over the age of 18 and other than your spouse, civil partner or member of your immediate family

Unapproved Option and Sale Exercise Notice
(Use this form if you wish to exercise your unapproved options and sell your shares to
ESIHL4)
To:
The Directors of Execution Holdings Limited (the “Company”); and
The Directors of ESIHL Group Holdings Limited (“ESIHL”)
                                         2010
Dear Sirs
Exercise of unapproved option
1.	In accordance with the provisions of clause 6 of the Option Agreement dated (the Option Agreement), I hereby give notice of exercise of the Option in respect of Option Shares and agree to sell my Option Shares to ESIHL on the terms that I have indicated on the Form of Acceptance. The aggregate Option Price for the Option Shares is £ and the tax payable is , which comes to a total of I (tick as appropriate):
(a)	enclose a cheque made payable to “Execution Holdings Limited” for such amount. (For the avoidance of doubt terms defined in the Option Agreement shall have the same meaning when used herein); ☐

(b)	hereby undertake to make a payment to the Company for such amount as soon as practicable upon the Company’s request and agree that such my undertaking shall be deemed to satisfy the exercise requirements, in respect of payment of the option price, for the purposes of clause 6 the Option Agreement. ☐
2.	I hereby agree that exercise of my Option will take effect immediately prior to completion of the sale of the Company to ESIHL and, if necessary, clause 6 of the Option Agreement shall be deemed to be amended accordingly.
3.	I acknowledge that if the sale of the Company does not complete, this notice of exercise will have no effect.
4.	By signing this Exercise Notice I irrevocably:
(a)	acknowledge that if my Option has lapsed or lapses before exercise takes effect, completion of this Exercise Notice will be of no effect in respect of such lapsed Option;

[4]	Note: If you wish to exercise your option but are not prepared to agree to the sale of your EHL shares, please contact Nicola Reason who will provide you with an alternative form of exercise. Please note that it is intended that dissenting shareholders’ shares will be acquired in any event under the ‘drag’ provisions in the company’s articles and it is therefore likely that your shares will be acquired in any event.

(b)	agree to indemnify and keep indemnified the Company, ESIHL (and, where relevant, my employing company in the group if different) for any tax, social security contributions and similar liabilities in any jurisdiction due by virtue of or in connection with my Option (whether pursuant to its exercise or otherwise);

(c)	authorise and appoint the Company or any person nominated by the Company as my attorney (the Attorney) with authority in my name and on my behalf to sign and execute any and all agreements, instruments, deeds or other papers and documents and do all things in my name as the Attorney may in its absolute discretion consider necessary or desirable in order to give effect to my elections and authorities in paragraphs 1 and 2 above and to facilitate the exercise of my Option and the sale of the resulting Option Shares in accordance with the terms set out in this Exercise notice, the Form of Acceptance and the offer document relating to the proposed sale of the Company to ESIHL AND I hereby undertake to ratify everything which the Attorney shall do or purport to do by virtue of this power of attorney and declare that this power of attorney having been given by me to the Attorney to secure my undertakings to it in connection with the Option and this Exercise Notice, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.
5.	I enclose the Income Tax election for unapproved options (please tick box). ☐
6.	I do not wish to exercise my Option and acknowledge that, if the sale of the Company completes, my Option will lapse 21 days after such completion (please tick the box below if this applies). ☐
IN WITNESS whereof this instrument has been executed as a DEED on the date first mentioned above.
SIGNED and DELIVERED as a Deed by:

Optionholder’s Name:

Optionholder’s Signature:

Optionholder’s Address:

in the presence of:-

Witness’ signature:

Witness’ name:

Witness’ address:

Please note that your signature must be witnessed by someone over the age of 18 and other than your spouse, civil partner or member of your immediate family

Income Tax Election for EMI Options
Joint Election under s431 ITEPA 2003 for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
Employment-related securities acquired on exercise of qualifying EMI options exercised before the tenth anniversary of the date of grant
One Part Election
1. Between
the Employee,                     , whose National Insurance Number is
and
the Company (who is the Employee’s employer), Execution Limited (Company Registration Number 4058971).
2. Purpose of Election
This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply.
3. Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities

Description of securities	ordinary shares of 10p each

Name of issuer of securities	Execution Holdings Limited

acquired by the Employee on	2010
4. Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5. Declaration
This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

2010
Signature (Employee)	Date

2010
Signature (for and on behalf of the Company)	Date

Position in company

Income Tax Election for Unapproved Options
Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
One Part Election
1. Between
the Employee,                     , whose National Insurance Number is
and
the Company (who is the Employee’s employer), Execution Limited (Company Registration Number 4058971).
2. Purpose of Election
This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).
Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.
3. Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities

Description of securities	ordinary shares of 10p each

Name of issuer of securities	Execution Holdings Limited

acquired by the Employee on	2010
4. Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5. Declaration
This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.
In signing this joint election, we agree to be bound by its terms as stated above.

2010
Signature (Employee)	Date

2010
Signature (for and on behalf of the Company)	Date

Position in company